                         NATIONAL WIRELESS HOLDINGS INC.
                        156 WEST 56TH STREET, SUITE 2001
                            NEW YORK, NEW YORK 10019

                                                               March 7, 2001



To the Holders of Common Stock:

      The annual meeting of stockholders will be held at 10:30 a.m., April 24, 2001, at Holiday Inn, 13051 Bell Tower Drive, Fort Myers, Florida. A formal Notice of the Annual Meeting, proxy card and Proxy Statement are attached hereto.

      You are cordially invited to attend the annual meeting in person; if this should be impossible, we request that you sign, date, and mail your proxy card promptly.

      Prompt return of your voted proxy will reduce the cost of further mailings. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

      It is always a pleasure for me and the other members of the Board of Directors to meet with our stockholders. We look forward to greeting as many of you as possible at the meeting.


                              Terrence S. Cassidy
                              President and Chief Executive Officer

                         NATIONAL WIRELESS HOLDINGS INC.
                        156 WEST 56TH STREET, SUITE 2001
                            NEW YORK, NEW YORK 10019

                            NOTICE OF ANNUAL MEETING

                          TO BE HELD ON APRIL 24, 2001


To the Holders of Common Stock:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of National Wireless Holdings Inc. will be held at 10:30 a.m., April 24, 2001, at Holiday Inn, 13051 Bell Tower Drive, Fort Myers, Florida, for the following purposes:

      (1) Approve a 300,000 share increase in the number of shares issuable under our 1997 Equity Incentive Plan.

      (2) To elect one (1) director of the Company serve for a three-year term;

      (3) To ratify the appointment of PricewaterhouseCoopers L.L.P. as independent public accountants for the year 2001; and

      (4) To take action upon any other matters that may properly come before the meeting.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Company will admit to the Annual Meeting stockholders of record, persons holding proof of beneficial ownership or who have been granted proxies and any other person that the Company, in its sole discretion, may elect to admit. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card.

      Stockholders of record at the close of business on February 27, 2001 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available at the Annual Meeting and during the ten days prior thereto, at the office of the Company's counsel, Hahn & Hessen LLP, 350 Fifth Avenue, in the City of New York, New York County, New York.

                        By Order of the Board of Directors,


                        James Kardon
                        Secretary


New York, New York
March 7, 2001

      WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

      ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                         NATIONAL WIRELESS HOLDINGS INC.
                        156 WEST 56TH STREET, SUITE 2001
                            NEW YORK, NEW YORK 10019


                                 PROXY STATEMENT


      The enclosed proxy is being solicited by the Board of Directors of the Company for use in connection with the annual meeting of stockholders to be held on April 24, 2001. This proxy statement and enclosed proxy are first being sent to stockholders on or about March 7, 2001. The mailing address of the principal executive office of the Company is 156 West 56th Street, Suite 2001, New York, New York 10019. The cost of preparing, printing and mailing the notice of meeting, proxy, proxy statement and annual report will be borne by the Company. Proxy solicitation other than by use of the mail may be made by regular employees of the Company by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in connection therewith. There are no anticipated costs in excess of those which are normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers. Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

      The record of stockholders entitled to notice of, and to vote at, the annual meeting was taken at the close of business on February 27, 2001. At that date the Company had outstanding 3,333,000 shares of Common Stock ($.01 par value) of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

      Under Section 216 of the Delaware General Corporation Law and the Company By-Laws, a majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Abstentions will have the effect of votes against a proposal, and broker non-votes will have no effect on the vote.

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

      No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

             SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND 5% OWNERS


      The following table lists the number of shares of Common Stock beneficially owned as of February 27, 2001, by those known by the Company to own beneficially 5% or more of the Common Stock, all the directors, each executive officer listed in the table under the caption "Executive Compensation" and all directors and executive officers of the Company as a group. On February 27, 2001, there were 3,333,000 shares of Common Stock outstanding.

                                          Amount and
                                           Nature of
                                          Beneficial     Percent of
Name and Address                          Ownership+        Class
-------------------------------------------------------------------
Terrence S. Cassidy                        534,000(1)        15.7%
156 W. 56th Street
New York, New York 10019

Thomas R. DiBenedetto                        5,000(2)            *
156 W. 56th Street
New York, New York 10019

Louis B. Lloyd                              15,000(2)            *
156 W. 56th Street
New York, New York 10019

Michael A. McManus, Jr.                     28,000(2)            *
100 White Plains Road
Bronxville, New York 10708

Vincent Tese                                25,000(3)            *
245 Park Avenue
New York, New York 10067

Timothy Mathews                                50,140         1.5%
233 North Garrard
Rantoul, Illinois 61866

Paul Sinderbrand                               50,966         1.5%
2300 N Street NW, Suite 700
Washington, DC 20037-1128

All officers and directors as a group  708,106(1)(2)(3)(4)   20.5%
(seven persons)

                                          Amount and
                                           Nature of
                                          Beneficial     Percent of
Name and Address                          Ownership+        Class
-------------------------------------------------------------------
Astoria Capital Partners, L.P.             404,700(5)        12.1%
6600 SW 92nd Avenue, Suite 370
Portland, Oregon 97223

Alybritt Management LLC                    331,300(6)         9.9%
7 Lakeside Drive
Rye, New York 10580

Avenir Corporation                         279,141(7)         8.4%
1725 K Street, NW Suite 410
Washington, D.C. 20006

Laurence S. Zimmerman                     249,300 (8)         7.5%
156 West 56th Street, Suite 2001
New York, New York  10019

+ The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "SEC") or information provided to the Company by such beneficial owners.

* Less than 1%.

(1) Includes 75,000 shares currently issuable upon exercise of options, and 50,000 shares owned by a family trust, of which Mr. Cassidy disclaims beneficial ownership of 25,000 shares.

(2)   Includes 5,000 shares currently issuable upon exercise of options.

(3)   Includes 25,000 shares currently issuable upon exercise of options.

(4) Does not include Michael J. Specchio, who resigned as Chairman and a director in March 2000.

(5) Includes 404,700 shares which Astoria Capital Partners, L.P. has the sole power to vote or to direct the vote and sole dispositive power, as reported on its most recent Schedule 13G.

(6) Includes 331,300 shares which Alybritt Management LLC has the sole power to vote or direct the vote, and sole dispositive power, as reported on its most recent Schedule 13G.

(7) Includes 279,141 shares which Avenir Corporation has the sole power to vote or to direct the vote and sole dispositive power, as reported on its most recent Schedule 13G.

(8) Includes, in addition to 88,350 shares owned individually by Laurence S. Zimmerman, (a) 159,950 shares owned by Kimlar Consulting Corp., of which Laurence S. Zimmerman and his spouse are the only stockholders, directors and officers, and (b) an aggregate of 1,000 shares owned by Laurence S. Zimmerman's two minor children.

PROPOSAL 1

                PROPOSED AMENDMENT TO 1997 EQUITY INCENTIVE PLAN

THE PROPOSED AMENDMENT

      Our board of directors adopted an amendment to our 1997 Equity Incentive Plan increasing the number of shares of Common Stock issuable under the plan from 300,000 shares to 600,000 shares. The proposed amendment is subject to stockholder approval.

      Our 1997 Equity Incentive Plan helps to attract, retain and reward persons who significantly contribute to our success. The plan also strengthens the commonality of interest between these persons and the stockholders. To continue to meet the plan's objectives, we consider it essential to increase the number of shares available for awards. We have already granted options and other equity incentives with respect to 215,000 shares authorized under the plan.

SUMMARY OF OUR 1997 EQUITY INCENTIVE PLAN

      Our 1997 Equity Incentive Plan provides for grants or awards of incentive stock options; non-qualified stock options; stock appreciation rights; restricted stock; unrestricted stock; deferred stock grants; performance awards; loans; supplemental grants and combinations of the above.

      Unless the board of directors otherwise determines, a committee of at least two directors from the board must administer the 1997 Equity Incentive Plan. Currently, the Option Committee of the board of directors administers the Plan. The Option Committee has authority to set and change (with certain exceptions) the terms of all grants made under the Plan. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Option Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to participate in the Plan. As of February 27, 2001, our subsidiaries and we employed a total of approximately 420 people.

      STOCK OPTIONS. The 1997 Equity Incentive Plan authorizes the Option Committee to grant incentive stock options and non-qualified stock options. The difference between the two types of options is that incentive stock options are intended to qualify for special beneficial tax treatment, described below, and therefore must meet requirements imposed by Federal tax laws. Under the Plan, the exercise price of incentive stock options granted under the Plan must be at least 100% of the fair market value of our Common Stock at the time of the grant, and the exercise price of incentive stock options granted to a 10% stockholder must be at least 110% of the fair market value of our Common Stock at the time of grant. The exercise price for non-qualified stock options granted under the Plan is determined by the Option Committee and may not be less than 85% of the lower of (x) the fair market value of the Common Stock at the time of grant and (y) the average fair market value of the Common Stock for the 120 consecutive trading days ending on the date of grant. The Option Committee may set the terms and vesting for both types of options, so long as the term does not exceed ten years. In the case of incentive stock options granted to 10% stockholders, the Committee may not set a term in excess of five years. Option holders may make payment for the option price by cash or check or, subject to Option Committee approval, by tendering shares of Common Stock, by using a promissory note, by giving a broker's unconditional and irrevocable undertaking to pay the exercise price, or by a combination of the above. If the exercise price of an option exceeds the Common Stock's market price at exercise, the Option Committee may cancel an option at the option holder's request and pay the option holder, in cash or Common Stock, the difference between the fair market value of the stock purchasable under the option and the aggregate exercise price which would have been paid.

      STOCK APPRECIATION RIGHTS. A stock appreciation right entitles the holder on exercise to receive an amount of cash or stock equal to the appreciation in the fair market value of a share of stock measured from the date of the grant to the date of exercise, or any other performance standard set by the Compensation Committee. The Option Committee may grant stock appreciation rights alone or together with stock options. If granted together with stock options, the terms of the stock appreciation right will mirror the options and the stock appreciation right must be exercised with the option and vice versa. Stock appreciation rights not granted together with options are exercisable at such time, and on such conditions, as the Option Committee may specify. The Option Committee may grant stock appreciation rights which, following a change in control, entitle the holder to receive a cash payment equal to specified Common Stock values or averages of values measured prior to the control change, as specified by the Option Committee.

      STOCK AWARDS. The 1997 Equity Incentive Plan provides for awards of nontransferable shares of restricted Common Stock that are subject to forfeiture as well as of unrestricted shares of Common Stock. The Option Committee may specify a purchase price for such stock awards. If a participant's employment is terminated, the Company may purchase restricted stock back from the participant at the original purchase price. Restricted securities will become freely transferable upon the completion of the restricted period set by the Option Committee and satisfaction of any conditions to vesting. The Option Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.

      The Plan also provides for deferred stock grants entitling the recipient to receive future shares of Common Stock, at times and on conditions specified by the Option Committee. It also provides for performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals. Performance conditions and provisions for deferred stock may also attach to other awards under the 1997 Equity Incentive Plan.

      The Plan allows for loans in connection either with the purchase of Common Stock under an award or with the payment of any Federal, state and local tax for income recognized as a result of an award. The Option Committee will determine the terms of any loan, including the interest rate, which may be zero. No loan term may exceed a ten-year duration.

      Except as provided by the Option Committee, if a participant dies, the participant's executor, administrator or transferee may exercise the participant's exercisable options and stock appreciation rights for one year, or for the remainder of their original term, if less. Options and stock appreciation rights not exercisable at a participant's death terminate. Outstanding awards of restricted Common Stock revert back to the Company upon a participant's death. Also upon death, the participant will forfeit any deferred Common Stock grants, performance awards and supplemental awards. Except as otherwise determined by the Option Committee, when a participant leaves the Company, his or her options and stock appreciation rights will remain exercisable for three months or the remainder of their original term, if less, to the extent they were exercisable immediately prior to leaving. If not exercisable immediately prior to leaving, the participant's options and stock appreciation rights will terminate. The Option Committee may terminate all of a participant's options and stock appreciation rights immediately if the participant is terminated for cause, which, in the committee's opinion, casts such discredit upon the participant to justify immediate termination of such awards.

      Except as otherwise provided by the Option Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation, or a transaction which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person, entity or group, or the sale or transfer of substantially all of the Company's assets, all outstanding awards requiring exercise will cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may, in its sole discretion, determine that: each outstanding option and stock appreciation right will become immediately exercisable; each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions; all conditions on deferred grants, performance awards, supplemental grants and other awards will be removed; and loans under the 1997 Equity Incentive Plan will be forgiven. Alternatively, the Option
Committee may instead arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award.

      If the Company terminates the optionee without cause after a change in control, all unvested options will vest, all options will be exercisable for the shorter of four years or their original duration and all other awards will vest. The Option Committee may also give this benefit to some optionees holding participant positions who resign with good reason within two years following a change in control.

      FEDERAL INCOME TAX CONSEQUENCES. The following discussion, based on the effective law as of January 1, 2001, summarizes Federal income tax consequences associated with stock option awards under the 1997 Equity Incentive Plan. This summary does not purport to cover Federal employment tax or other Federal tax consequences, or state, local or non-U.S. tax consequences potentially associated with such awards nor does it address the tax consequences associated with other awards under the Plan.

      In general, an optionee realizes no taxable income and the Company receives no deductions upon the grant of a stock option under the Plan. The character of the stock option determines the tax consequences associated with the exercise of a stock option or the disposition of shares acquired upon exercise. In general, no taxable income for regular income tax purposes or deductions to the Company result from an incentive stock option exercise. If the optionee disposes of the shares after two years from the date of grant or one year after exercise, the optionee realizes a long-term capital gain or loss upon a subsequent sale, and the Company receives no deduction. If an optionee disposes of shares purchased under an incentive stock option within these one and two-year holding periods, the optionee realizes ordinary income equal, in general, to the option spread at time of exercise, and the Company receives a corresponding deduction.

      In general, on the exercise of a non-qualified stock option an optionee realizes ordinary income equal to the option spread, and the Company receives a corresponding deduction. Upon a subsequent sale of the shares, an optionee recognizes a capital gain or loss for which the Company receives no deduction.

      For shares subject to a substantial risk of forfeiture, special tax rules may defer the recognition or measurement of income associated with the exercise of stock options under the 1997 Equity Incentive Plan, or the disposition of shares acquired upon exercise.

      Under Section 162(m) of the Internal Revenue Code, the Company may not deduct more than $1 million for payments made to any of its five highest-paid executive officers. However, no limits restrict other forms of employee compensation, including performance-based compensation. The Company intends incentive stock options and non-qualified stock options awarded under the Plan, if granted with an exercise price at least equal to the fair market value of the Common Stock on the date of grant, to qualify for the performance-based exception from the $1 million deduction limitation.

      Under the so-called "golden parachute" provisions of the Internal Revenue Code, we may have to value and take into account the vesting or accelerated exercisability of stock options in connection with a change in control of the Company in determining whether participant received compensatory payments contingent on the change in control that exceed limits set by the tax laws. If compensatory payments exceed these limits, a substantial portion of amounts payable to the participant, including payments taken into account by reason of the grant, vesting or exercise of options under the Plan, may be subject to additional Federal tax and may be nondeductible to the Company.

OPTION GRANTS

      In March 2000, we granted five-year options to purchase an aggregate of 130,000 shares of our Common Stock (the 2000 Options) to five of our executive officers and directors in the following amounts at an exercise price of $30.00 per share, the fair market value on the date of the grant (except in the case of Terrence S. Cassidy, in whose case the exercise price is $33.00, 110% of the fair market value on the date of grant).

               NAME AND POSITION             NUMBER OF OPTIONS
      Terrence S. Cassidy                         50,000
      President and Chief Executive
      Officer

               NAME AND POSITION             NUMBER OF OPTIONS
      Thomas R. DiBenedetto                       10,000
      Director

      Louis B. Lloyd                              10,000
      Director

      Michael A. McManus, Jr.                     10,000
      Director

      Vincent Tese                                50,000
      Director

      On January 30, 2001, we granted five-year options to purchase an aggregate of 65,000 shares of our Common Stock to five of our executive officers and directors in the following amounts at an exercise price of $18.00 per share, 121% of the fair market value on the date of the grant. On February 27, 2001, our Common Stock closed at $13 7/8 on the Nasdaq National Market.

               Name and Position             Number of Options
      Terrence S. Cassidy                         25,000
      President and Chief Executive
      Officer

      Thomas R. DiBenedetto                        5,000
      Director

      Louis B. Lloyd                               5,000
      Director

      Michael A. McManus, Jr.                      5,000
      Director

      Vincent Tese                                25,000
      Director

      Except as set forth above, we have not named particular individuals who will receive options or rights under the 1997 Equity Incentive Plan, as amended, we have not set the number of shares to be covered by any options or rights granted to a single individual, and we have not set the number of individuals who will receive grants of such options or rights. We will use the proceeds, if any, from the sale of stock pursuant to the 1997 Equity Incentive Plan for the general purposes of the company. In addition, our board of directors will determine uses for proceeds from the receipt of payment in shares of Common Stock, including redelivery of the shares received upon exercise of options.

STOCKHOLDER VOTE REQUIRED FOR PROPOSAL 1 AND BOARD RECOMMENDATION:

      Approval of the adoption of the proposed amendment to the 1997 Equity Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN.

PROPOSAL 2


                              ELECTION OF DIRECTORS

      The directors of the Company are divided into three classes, with directors in each class serving three-year staggered terms. There are currently five directors, consisting of one director who is serving for a term which expires at this Annual Meeting, two directors who are serving for a term which expires at the Annual Meeting of Stockholders in 2002, and two directors who are serving for a term which expires at the Annual Meeting of Stockholders in 2003.

      The Board of Directors has nominated Louis B. Lloyd to serve as director of the Company for a three-year term until the Annual Meeting of Stockholders in 2004 or until his successor is duly elected and qualified.

      The nominee has consented to be a nominee and to serve as a director if elected. Except as otherwise directed on the proxy card, the persons named as proxies will vote for the election of the designated nominee. In the event that the nominee should become unavailable for election as a director, the persons named as proxies will vote for any substitute nominee as the Board of Directors may select.

      Set forth below is biographical information for Louis B. Lloyd, and each person whose term of office as director will continue after the Annual Meeting.

      Information concerning the current directors and executive officers of the Company is set forth as follows:

Name                          Age      Position
------------------------      ------   ---------------------------------------
Terrence S. Cassidy             58     President, Chief Executive
                                       Officer and Director
Paul J. Sinderbrand             48     Executive Vice President and
                                       General Counsel
Timothy A. Mathews              38     Executive Vice President - Technology
Thomas R. DiBenedetto           51     Director
Louis B. Lloyd                  58     Director
Michael A. McManus, Jr.         57     Director
Vincent Tese                    57     Director

NOMINEE FOR CLASS I DIRECTOR TO SERVE A THREE-YEAR TERM UNTIL THE 2004 ANNUAL
MEETING:


LOUIS B. LLOYD                Director Since 1993                   Age: 58

      Mr. Lloyd has been a director of the Company since October 1993. Since December 1994 he has been Vice Chairman of Absolute Bank, a Republic of Georgia bank. Since April 1996, he has been President of Belfinance Securities, Inc., a broker-dealer. He was President and Chief Executive Officer of Republic New York Securities Corporation, a brokerage firm subsidiary of Republic New York Corporation, from 1991 to 1994. For more than five years prior to joining Republic, Mr. Lloyd was a Senior Executive Vice President of Shearson Lehman Brothers in its Worldwide Institutional Equity Trading and Sales Departments. Since 1992 he has been Chairman of Antigua Enterprises, an apparel company.

INCUMBENT  CLASS II  DIRECTORS  CONTINUING  IN  OFFICE  UNTIL THE 2002
ANNUAL MEETING:

VINCENT TESE                  Director Since 2000                   Age: 56

      Mr. Tese has been Chairman of Wireless Cable International Inc. since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. from October 1994 to July 1995 and was a corporate officer and a general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable - I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is currently a director and Chairman of the Audit Committee of The Bear Stearns Companies, Inc.

MICHAEL A. MCMANUS, JR.       Director Since 1994                   Age: 57

      Mr. McManus has been a director of the Company since October 1994. He has been President and CEO of Misonix Inc., a medical device company, since November, 1998. He was President and Chief Executive Officer of New York Bancorp Inc. ("NYBI") from 1991 to 1998, a director of NYBI from 1990 to 1998 and a director and Vice Chairman of Home Federal Savings Bank, NYBI's subsidiary, from 1991 to 1998. He is also a director of New York Community Bank, Document Imaging System Corp. and Novavax Inc. He has served in numerous government capacities, including Assistant to the President of the United States from 1982 to 1985 and as Special Assistant to the Secretary of Commerce during the Ford Administration.

INCUMBENT CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL
MEETING:

TERRENCE S. CASSIDY           Director Since 1993                      Age: 58

      President and Chief Executive Officer. Mr. Cassidy has been President, Chief Executive Officer and a director of the Company since its incorporation in August 1993. He was an independent financial consultant from 1988 to 1993. Prior to 1988, he served as a Vice President and principal of Allen & Company Incorporated, an investment banking firm, for 15 years with a concentration in communications. Prior to 1973, he served as co-director of research at Shields & Company, a brokerage firm.

THOMAS R. DIBENEDETTO         Director Since 1993                      Age: 51

      Mr. DiBenedetto has been a director of the Company since October 1993. Since 1992, he has been President of Junction Investors, Ltd., an investment banking firm based in Boston, Massachusetts. From 1989 until April 1993, he was Chairman of Sioux Falls Cellular Communications, Inc. and, from 1989 to February 1993, Chairman of Oklahoma Cellular, Inc., both cellular telephone companies. From 1982 to 1992, he was President of Boston International Group Securities Corporation, a broker-dealer. He has been, since 1985, a director of Alexanders, Inc., a retailing and real estate company, and since 1993 a director of Showscan Corporation, a multi-media entertainment company. He is also a director of the Caucasus Fund and Absolute Bank, a Republic of Georgia bank.


STOCKHOLDER VOTE REQUIRED FOR PROPOSAL 3 AND BOARD RECOMMENDATION:

      The election of the foregoing nominees for director requires the affirmative vote of the holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES.

                        EXECUTIVE OFFICERS OF THE COMPANY

      The current Executive Officers of the Company are set forth below, excluding Mr. Cassidy, whose biography is set forth above.

PAUL J. SINDERBRAND                                                    Age: 47

   EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL. Mr. Sinderbrand has been Executive Vice President and General Counsel of the Company since September 1993. He is a partner of Wilkinson Barker Knauer, LLP, a Washington, D.C. law firm, where he concentrates on communications law and represents a variety of wireless communications providers. Prior to 1995, Mr. Sinderbrand was a partner at Sinderbrand & Alexander, a Washington, D.C. law firm. During his 20 years as a practicing attorney he has participated in major regulatory proceedings involving wireless cable television and drafted many regulations which now govern the industry, including the proposal pursuant to which the FCC established wireless cable television.

TIMOTHY A. MATHEWS                                                     Age: 38

      EXECUTIVE VICE PRESIDENT - TECHNOLOGY. Mr. Mathews has served as the Company's Executive Vice President - Technology since September 1995. For more than seven years prior to that time, he served in a variety of managerial capacities for other pay television companies, including in construction, technical, supervisory, contractor, marketing and installation capacities. From August 1993 to August 1994, he was Vice President of Operations of Preferred Entertainment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors to file initial reports of ownership and reports of changes in ownership with the "SEC" and each exchange on which its securities are traded. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all requisite filings were made in 2000.


BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

      During fiscal year ended October 31, 2000, there were two meetings of the Board of Directors and all directors attended both such meetings.

      The two standing Committees of the Board of Directors are the Audit Committee and the Option Committee.

AUDIT COMMITTEE

         The members of this Committee are Messrs. DiBenedetto, Lloyd and McManus. The Committee had three meetings in fiscal 2000. The Audit Committee's function is to evaluate the adequacy of the Company's internal accounting controls, review the scope of the audit by PricewaterhouseCoopers L.L.P. and related matters pertaining to the examination of the financial statements, review the year-end and the quarterly financial statements, review the nature and extent of any non-audit services provided by the Company's independent accountants and make recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Company's independent accountants.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee has:

-     Reviewed and discussed the audited financial statements with management.

- Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

- Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the auditors' independence.

- Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The members of the Audit Committee are independent, as independence is defined by Rule 4200(a)(15) of the NASD listing standards, as applicable and as may be modified or supplemented. The Audit Committee has adopted a written charter, which is included as Exhibit A to this Proxy Statement.

Members of the Audit Committee:

Thomas R. DiBenedetto
Louis B. Lloyd
Michael A. McManus, Jr.


OPTION COMMITTEE

      The members of this Committee are Messrs. Lloyd and McManus. The Option Committee had no meetings during 2000. The Option Committee administers the Company's 1993 Stock Option Plan and the 1997 Equity Incentive Plan. The Option Committee is generally empowered to interpret the 1993 Stock Option Plan and the 1997 Equity Incentive Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof.

REMUNERATION OF DIRECTORS AND RELATED MATTERS

      Each member of the Board of Directors, other than an employee-director (Mr. Cassidy is the only such employee-director), receives an annual fee of $5,000 and $500 per meeting attended, and, in addition, he will automatically be granted an option to purchase 2,500 shares of our Common Stock on the date of our annual stockholder's meeting pursuant to our 2000 Non-Employee Directors Plan.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 14, 2000, the Company entered into a Severance Agreement with Michael J. Specchio, formerly Chairman and a director of the Company, and Specchio Associates, LLC, pursuant to which the Consulting Agreement with Specchio Associates was terminated and Mr. Specchio resigned as an officer and director. Under the Severance Agreement, the Company agreed to pay Specchio Associates an aggregate of $142,500 in equal monthly installments through September 2001.

      On August 22, 2000, the Company loaned $75,000 to Thomas R. DiBenedetto, a director of the Company. The secured term loan bore interest at 10% and was collateralized by marketable securities. The loan was repaid in October, 2000.

      All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

EXECUTIVE COMPENSATION

      The following table sets forth information as to compensation paid by the Company and its subsidiaries for the fiscal years ended October 31, 1998, 1999 and 2000 to each of the directors and executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                              Annual Compensation                 Awards             Payouts
(a)                                (b)    (c)         (d)           (e)       (f)        (g)            (h)       (i)
                                                                   Other                                           All
                                                                   Annual                Securities               Other
                                                                  Compens   Restricted   Underlying     LTIP     Compen-
Name and Principal                                                 ation     Stock        Options/     Payouts   sation
Position                           Year    Salary($)   Bonus($)      ($)    Award(s)       SARs (#)     ($)        ($)
Terrence S. Cassidy,                2000    260,000                                      50,000
President and Chief                 1999    220,000
Executive Officer                   1998    220,000

Michael J. Specchio,                2000*   116,250
Chairman**                          1999*   180,000
                                    1998*   180,000

Timothy Matthews,                   2000    120,000
Executive Vice                      1999    120,000
President -                         1998    120,000
Technology


*  Paid to MJS Inc., an affiliate of Mr. Specchio.
** Resigned in March 2000.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

(a)                                    (b)            (c)                 (d)             (e)
                                                                     Number of      Value of
                                                                     Securities     Unexercised
                                                                     Underlying     In-the-Money
                                                                     Unexercised    Options/SARs
                                                                     Options/SARs   at FY-End ($)
                                                                     at FY-End (#)
                                       Shares
Name                                   Acquired on    Value          Exercisable/   Exercisable/
                                       Exercise (#)   Realized ($)   Unexercisable  Unexercisable
Terrence S. Cassidy                          0              0        66,666/33,334        0/0

Thomas R. DiBenedetto                        0              0        3,333/10,000         0/0

Louis B. Lloyd                               0              0        3,333/10,000         0/0

(a)                                    (b)            (c)                 (d)             (e)
                                                                     Number of      Value of
                                                                     Securities     Unexercised
                                                                     Underlying     In-the-Money
                                                                     Unexercised    Options/SARs
                                                                     Options/SARs   at FY-End ($)
                                                                     at FY-End (#)
                                       Shares
Name                                   Acquired on    Value          Exercisable/   Exercisable/
                                       Exercise (#)   Realized ($)   Unexercisable  Unexercisable
Michael A. McManus, Jr.                      0              0         3,333/10,000        0/0

Vincent Tese                                 0              0        16,666/50,000        0/0


EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS WITH EXECUTIVE OFFICERS

     On March 14, 2000, the Company entered into a Severance Agreement with Michael J. Specchio, formerly Chairman and a director of the Company, and Specchio Associates, LLC, pursuant to which the Consulting Agreement with Specchio Associates was terminated and Mr. Specchio resigned as an officer and director. Under the Severance Agreement, the Company agreed to pay Specchio Associates an aggregate of $142,500, such amount will be paid in equal monthly installments through September 2001.

On June 26, 2000, the Company amended its employment agreement with Terrence S. Cassidy, President and Chief Executive Officer of the Company, to increase his compensation to $260,000 per year, with a 15% raise after two years, and to provide for an initial term of three years, commencing as of June 26, 2000, with automatic extensions at the end of each year for additional one-year periods unless either party gives notice of termination prior to the end of such year. The agreement provides that in the event of a change in control of the Company, Mr. Cassidy may in certain circumstances terminate his employment and receive severance benefit pay equal to three times such executive's annual compensation, including certain bonuses, if any. Pursuant to this agreement, Mr. Cassidy has agreed not to compete with the Company during the term of his agreement and for a period of one year thereafter, and the Company has agreed to indemnify him against expenses incurred in any proceeding arising out of his employment to the maximum extent provided by law.

REPORT OF BOARD OF DIRECTORS REGARDING COMPENSATION

      The principal goal of the Company's compensation program is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing stockholder value. The key elements of this program and the objectives of each element are as follows:

   BASE SALARY:

   o Establish base salaries that are competitive with those payable to executives holding comparable positions at similar-sized strategic resource companies.

   o Provide periodic base salary increases as appropriate, consistent with the Company's overall operating and financial performance, with a view to rewarding successful individual performance and keeping pace with competitive practices.

   LONG-TERM INCENTIVE:

   o Facilitate the alignment of executives' interests with those of the Company's shareholders by providing opportunities for meaningful stock ownership.


   BONUSES, SALARY INCREASES AND OPTION GRANTS:

   o Executive officers are eligible to receive option grants, cash bonuses and increases in salary based upon the performance of the Company and their individual progress during the preceding year. Such grants, if any, are determined by the Option Committee or Board of Directors from time to time during each fiscal year with the input and recommendation of the Company's Chief Executive Officer. Although the Board does not have an established policy for measuring performance and establishing salary, bonuses and option grants, the Board is influenced by the Company's financial performance and the contributions made by individual executives to that performance. The Board of Directors believes that such a retrospective analysis is most appropriate and practicable for an acquisition-oriented company specializing in development-stage enterprises like the Company, which operates in an uncertain environment and without the same sorts of standard measures of performance as are available to more seasoned companies. In addition, options may be granted to attract new executives or directors. The Company does not consider the amount and terms of options and stock already held by executive officers in its deliberations to determine awards.

COMPENSATION OF CHIEF EXECUTIVE OFFICER:

o The base salary of the Chief Executive Officer is determined according to the same principles described above as applicable to compensation of the Company's other executive officers. When determining base salaries, the Board of Directors considers salary, bonus and long-term incentive compensation for other comparable companies in the high technology sector, in similar geographic areas and at similar stages of growth and development, as reported in public filings of such comparable companies. The Board of Directors also has discussions with other industry executives and financial advisors. The Chief Executive Officer has a great deal of experience in acquiring and building emerging companies, and the Board views his leadership as a critical factor in the successes the Company has achieved to date and as very important to realization of the Company's near-term goals.

SUMMARY OF ACTIONS TAKEN

o Generally once a year, and at more frequent periodic intervals when deemed necessary in individual cases, the Board of Directors reviews the performance of the Company's executive officers. In 2000, the Board of Directors took one action concerning the performance or compensation of its executive officers, to increase the Chief Executive Officer's salary from $220,000 (his salary since 1994) to $260,000 per year, with a 15% raise after two years, and to provide for an initial term of three years, commencing as of June 26, 2000, with automatic extensions at the end of each year for additional one-year periods unless either party gives notice of termination prior to the end of such year.

o See Proposal 1 - "Option Grants" above concerning grants of options covering 130,000 shares in 2000.

   BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION:

o The Board of Directors consists of Messrs. Cassidy, DiBenedetto, Lloyd, McManus and Tese. Mr. Cassidy is an employee of the Company. The non-employee directors participated in all deliberations and actions of the Company's Board of Directors concerning executive officer compensation. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities, except that Messrs. Cassidy, DiBenedetto and Lloyd are directors of Absolute Bank, of which Mr. Lloyd is Vice Chairman.

PERFORMANCE GRAPH

      The following graph provides a comparison of the Company's cumulative total stockholder return on its Common Stock over the last five fiscal years, with (a) the Nasdaq Market Index, which is being used as the required broad entity market index, (b) the peer group "Healthcare Information Services" ("Peer Group"). The data for the Peer Group is compiled by Media General Financial Services, Inc.

      The graph below is based on stockholder return, that is, the sum of the dividends paid and the change in the market price of stock. The following graph assumes $100 invested on November 1, 1995 in the Company's Common Stock, the NASDAQ Composite Index, and the Peer Group. A $1.30 cash dividend was declared on the Company's Common Stock in 1997. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, INDUSTRY INDEX AND BROAD
MARKET

          COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG NATIONAL WIRELESS HOLDINGS INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                  [GRAPH]


Based on $100 invested on November 1, 1995, dividends reinvested, and fiscal year ending October 31.

                                     FISCAL YEAR ENDING OCTOBER 31:
                                     ------------------------------

INDEX                                 1995    1996    1997    1998     1999    2000
-----                                 ----    ----    ----    ----     ----    ----
National Wireless Holdings Inc.     100.00  109.26  110.68  114.70   114.70  127.78
Peer Group                          100.00  127.46  152.33  161.12   114.85  124.81
Broad Market                        100.00  117.43  153.90  174.02   287.23  337.82

PROPOSAL 3

       RATIFICATION OF THE COMPANY'S SELECTION OF ITS AUDITORS

      The Board of Directors recommends to the stockholders that they ratify the selection of PricewaterhouseCoopers L.L.P., independent auditors, to audit the accounts of the Company for fiscal year 2001. PricewaterhouseCoopers L.L.P. served as the Company's auditors for fiscal year 2000. If the stockholders do not ratify this selection, the Board of Directors will reconsider its selection of PricewaterhouseCoopers L.L.P. and may appoint new auditors upon recommendation of the Audit Committee.

      A representative of PricewaterhouseCoopers L.L.P. will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
  PRICEWATERHOUSECOOPERS L.L.P. TO AUDIT THE ACCOUNTS OF THE COMPANY
                              FOR FISCAL YEAR 2001.

                                  OTHER MATTERS

      Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

      You are urged to sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered stockholders will give us advance notice of their plans by marking the box provided on the proxy card.

      If you will need special assistance at the Annual Meeting because of a disability or if you require directions to the Meeting, please contact James Kardon, the Secretary of the Company, at (212) 736-1000.

      DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S MEETING. Stockholders who intend to present proposals in connection with the Company's 2002 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary of the Company on or before October 31, 2001.


New York, New York
March 7, 2001



                                                                    James Kardon
                                                                       SECRETARY

                                                                       EXHIBIT A
                                                                       ---------

                         NATIONAL WIRELESS HOLDINGS INC.
                             AUDIT COMMITTEE CHARTER


1. The Audit Committee shall consist of at least three members and shall be composed of directors who meet the independence and experience requirements of Nasdaq.

2. The purposes of the Audit Committee are:

   (a) to oversee the accounting and financial reporting policies and practices and the internal controls of the Company;

   (b) to oversee the quality and objectivity of financial statements and the independent audit thereof; and

   (c) to act as a liaison between the independent auditors and the full Board of Directors.

The function of the Audit Committee is oversight. Management's responsibility is to maintain appropriate systems for accounting and internal control; and the auditors' responsibility is to plan and carry out a proper audit.

3. Although the auditors are ultimately accountable to the Audit Committee and the Board of Directors, the Audit Committee is vested with the following powers and responsibilities:

   (a) to evaluate the performance of the independent auditors and recommend the selection, retention, or termination of auditors;

   (b) to ensure that the auditors submit a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, such written statement to be submitted to the Audit Committee on a periodic basis;

   (c) to evaluate the independence of the auditors; to receive the auditors' specific representation as to their independence, to otherwise engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and to make recommendations to the Board of Directors based on such evaluations;

   (d) to meet with the independent auditors, including private meetings, as necessary:

        (i) to review the arrangements for and scope of the annual audit and any special audits;

        (ii) to discuss any matters of concern relating to the financial statements, including any adjustments to such statements recommended by the auditors;

        (iii) to consider the auditors' comments with respect to the financial policies, procedures and internal accounting controls of the Company and management's responses thereto;

        (iv) to discuss with the auditors the matters required to be discussed by Statement on Accounting Standards No. 61 as modified or supplemented; and

        (v) to review the form of opinion the auditors propose to render to the Board of Directors and stockholders;

   (e) to review with management and the independent auditors the annual audited financial statements of the Company in the Form 10-K and the Company's quarterly financial statements in the Form 10-Q, in each case prior to its filing;

   (f) to consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the auditors;

   (g) to review the fees charged by the auditors for audit and non-audit services; and

   (h) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above matters and other matters as the Audit Committee may deem necessary or appropriate, including the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

4. The Audit Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require.

5. The Audit Committee shall meet regularly on a private basis with the internal auditors and accountants of the Company.

6. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

7. The Audit Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

                        NATIONAL WIRELESS HOLDINGS INC.
P
                                   PROXY CARD
R
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2001
X
          The undersigned hereby (a) acknowledges receipt of the Notice of
Annual Meeting of Stockholders of National Wireless       Holdings Inc. (the
"Company") to be held on April 24, 2001 and the Proxy Statement in connection therewith, each dated Y
      February 28, 2001; (b) appoints Terrence S. Cassidy as Proxy, with the
power to appoint a substitute; (c) authorizes the Proxy to       represent and
vote, as designated hereon, all the shares of Common Stock of the Company, held
of record by the undersigned on       February 27, 2001, at such Annual Meeting
and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

 PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY
                 USING THE ENCLOSED ENVELOPE                       SEE REVERSE SIDE

      1.  Election of Director
   CLASS I DIRECTOR:  Louis B. Lloyd            FOR  / /                WITHHOLD
                      AUTHORITY  / /

2.  Amendment to 1997 Equity Incentive
Plan              FOR  / /          AGAINST  / /          ABSTAIN  / /

3. Ratification of PricewaterhouseCoopers L.L.P. as the Company's independent auditors

                  FOR  / /          AGAINST  / /          ABSTAIN  / /

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                             Signature(s) ______________________

                                             Signature(s) ______________________

                                             Date ______________________________

                                             NOTE:  Please sign exactly as name
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.